UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ROCKET PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 24, 2020
Dear Rocket Stockholder:
You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Rocket Pharmaceuticals, Inc. (the “Company”), which, in light of the COVID-19 pandemic and related public health concerns, will be held virtually via the internet at www.virtualshareholdermeeting.com/RCKT2020 on June 16, 2020, at 9:00 a.m., Eastern Time.
This year, we are providing access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to many of our stockholders a Notice of Internet Availability of our proxy materials (the “Notice of Internet Availability”) instead of a paper copy of this proxy statement and our 2019 Annual Report. The Notice of Internet Availability contains instructions on how to access those documents over the Internet. The Notice of Internet Availability also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2019 Annual Report, and a form of proxy card. All stockholders who do not receive the Notice of Internet Availability, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Employing this distribution process will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials.
The proxy statement describes the formal business that we will transact at the Annual Meeting. At this year’s Annual Meeting, our stockholders will be asked to consider and act upon the following matters:
•
to elect eight (8) directors named in the proxy statement to hold office until the Company’s annual meeting of stockholders in 2021, or until their respective successors have been duly elected and qualified;

•	to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;
•
to consider a stockholder proposal requesting the implementation of majority voting in uncontested director elections if the stockholder proposal is properly presented for consideration at the Annual Meeting; and

•	to transact any other business that properly comes before the Annual Meeting or any adjournments and postponements thereof.
The Board of Directors of the Company (the “Board”) unanimously recommends a vote “FOR” the election of each of the nominees, “FOR” the ratification of EisnerAmper LLP as the Company’s independent registered public accounting firm and “AGAINST” the stockholder proposal.
Please promptly complete, sign and return the enclosed proxy card by mail or submit your voting instructions by Internet, whether or not you plan to attend the Annual Meeting.
Your vote is important, regardless of the number of shares you own. We urge you to please vote your proxy on these important matters. Voting by proxy will not prevent you from voting virtually via the Internet at the Annual Meeting, but will assure that your vote is counted if you cannot attend.
In light of potential concerns relating to the coronavirus (COVID-19), we are holding our Annual Meeting virtually via the Internet. We strongly encourage you to vote your shares by proxy prior to the Annual Meeting and, if you plan to attend the Annual Meeting, to do so virtually via the Internet.
On behalf of the Board and the employees of the Company, we thank you for your continued support and look forward to seeing you at the Annual Meeting.
Sincerely yours,

/s/ Gaurav Shah
Gaurav Shah, M.D.
President, Chief Executive Officer and Director

ROCKET PHARMACEUTICALS, INC.
350 Fifth Avenue, Suite 7530
New York, NY 10118
(646) 440-9100
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
DATE	June 16, 2020

TIME	9:00 a.m. Eastern Time

PLACE	Virtually via the Internet at www.virtualshareholdermeeting.com/RCKT2020
ITEMS OF BUSINESS
(1)
Election of the eight (8) directors named in the proxy statement to hold office until the annual meeting of stockholders in 2021, or until their respective successors have been duly elected and qualified;

(2)	Ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;
(3)
Consideration of a stockholder proposal requesting the implementation of majority voting in uncontested director elections if the stockholder proposal is properly presented for consideration at the Annual Meeting; and

(4)	Consideration of any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.
RECORD DATE
The record date for the Annual Meeting is April 20, 2020. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.
PROXY VOTING
You may attend and participate in the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/RCKT2020 where you will be able to vote electronically and submit questions during the meeting. You will be able to vote electronically and submit questions during the meeting only if you use your control number, which will be included on your Notice of Internet Availability of proxy materials or proxy card (if you received a printed copy of the proxy materials), to log on to the meeting. Whether or not you expect to attend the Annual Meeting, please submit the enclosed proxy or voting instructions by mail, telephone or Internet. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting virtually via the Internet. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.
The Notice of Internet Availability and the proxy materials are being made available to our stockholders on or about April 24, 2020.
By Order of the Board of Directors

/s/ Gaurav Shah
Gaurav Shah, M.D.
President, Chief Executive Officer and Director
New York, New York
April 24, 2020
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 16, 2020. The Notice of Annual Meeting of Stockholders, the Proxy Statement and our 2019 Annual Report are available at www.proxyvote.com and through our website at www.rocketpharma.com.

i

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2020
The following information is provided to each stockholder in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) of Rocket Pharmaceuticals, Inc. (“Rocket” or the “Company”) to be held virtually via the Internet at www.virtualshareholdermeeting.com/RCKT2020 on Tuesday, June 16, 2020, at 9:00 a.m., Eastern Time.
The enclosed proxy is for use at the Annual Meeting and any postponement or adjournment thereof. The Company anticipates that the Notice of Internet Availability in connection with these proxy solicitation materials will first be mailed on or about April 24, 2020 to all stockholders entitled to vote at the Annual Meeting and we will post our proxy materials on the website referenced in the Notice of Internet Availability. As more fully described in the Notice of Internet Availability, all stockholders may choose to access our proxy materials on the website referred to in the Notice of Internet Availability or may request to receive a printed set of our proxy materials.
The Company’s principal executive offices are located at 350 Fifth Avenue, Suite 7530, New York, New York 10118, and the Company’s website is www.rocketpharma.com.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 16, 2020. This Notice of Annual Meeting of Stockholders and Proxy Statement and our 2019 Annual Report are available at www.proxyvote.com and through our website at the address specified above.

EXPLANATORY NOTE
As previously disclosed, on January 4, 2018, Rocket Pharmaceuticals, Inc. (f/k/a Inotek Pharmaceuticals Corporation) completed the reverse merger (the “Reverse Merger”) of its wholly owned subsidiary, Rome Merger Sub (“Merger Sub”), with and into Rocket Pharmaceuticals, Ltd. (“Private Rocket”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of September 12, 2017, by and among the Company, Merger Sub and Private Rocket. As a result of the Reverse Merger, Private Rocket, the surviving company in the Reverse Merger, became a wholly owned subsidiary of the Company and, following the Reverse Merger, the Company changed its corporate name from Inotek Pharmaceuticals Corporation to Rocket Pharmaceuticals, Inc.
The former executive officers and a majority of the members of the Board of Directors of Inotek resigned concurrent with the closing of the Reverse Merger.
As used in this proxy statement, the “Company,” “Rocket,” “we,” “us” and “our” refer to Rocket Pharmaceuticals, Inc., the combined company.
Implications of Being an “Emerging Growth Company”
We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) December 31, 2020; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission (the “SEC”).

GENERAL INFORMATION
When and where is our Annual Meeting?
We will hold our Annual Meeting on June 16, 2020 at 9:00 a.m., Eastern Time. The term “Annual Meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting. You may attend the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/RCKT2020. Stockholders may vote and submit questions while attending the Annual Meeting virtually via the Internet. You will need the 16 digit control number included on your Notice of Internet Availability or proxy card (if you received a paper delivery of proxy materials), to enter the Annual Meeting via the Internet. Instructions on how to attend and participate virtually via the Internet, including how to demonstrate proof of share ownership, are posted at www.virtualshareholdermeeting.com/RCKT2020.
Why are you holding a virtual annual meeting?
Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders, this year’s Annual Meeting will be held solely in a virtual meeting format. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us during the Annual Meeting so they can ask questions of the Board of Directors of the Company (the “Board”) or management. During the live Q&A session of the Annual Meeting, we may answer questions as they come in, to the extent relevant to the business of the Annual Meeting, as time permits.
Why am I receiving these materials?
You are receiving these materials because you were one of our stockholders as of the close of business on April 20, 2020, the record date (the “Record Date”) for determining who is entitled to receive notice of and to vote at the Annual Meeting. We are soliciting your proxy (i.e., your permission) to vote your shares of common stock upon matters to be considered at the Annual Meeting.
When are this proxy statement and the accompanying material scheduled to be sent to stockholders?
We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 24, 2020, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access our proxy statement and Annual Report on Form 10-K and how to vote.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we are providing access to our proxy materials over the Internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, a Notice of Internet Availability will be mailed to holders of record and beneficial owners of our common stock on or around April 24, 2020. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card and Annual Report on Form 10-K, on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.
Who is soliciting my vote?
The Board is soliciting your vote for the Annual Meeting.

Who can vote at the Annual Meeting?
Only stockholders of record as of the close of business on April 20, 2020, will be entitled to vote at the Annual Meeting. On this date, there were 55,157,035 shares of common stock issued and outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on April 20, 2020, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust, then you are a stockholder of record. As a stockholder of record, you may vote virtually via the Internet at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card by mail or vote by proxy over the telephone or the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on April 20, 2020, your shares were held not in your name with our transfer agent, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if applicable. To vote virtually via the Internet at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of our outstanding shares entitled to vote at the Annual Meeting are present at the Annual Meeting virtually via the Internet or represented by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote virtually via the Internet at the Annual Meeting or vote by proxy over the telephone or the Internet as instructed below. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting virtually via the Internet or represented by proxy may adjourn the Annual Meeting to another date.
What am I voting on and how many votes are needed to approve each proposal?
Proposal 1: Election of Directors. The directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present virtually via the Internet or represented by proxy and entitled to vote on the election of the directors. Plurality means that the individuals who receive the largest number of “FOR” votes cast are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Accordingly, the eight nominees receiving the most “FOR” votes will be elected as directors. If you “withhold” your vote with respect to one or more of the nominees, your shares will not be included in determining the number of votes cast under the plurality-vote standard and, as a result, will have no effect on this proposal, other than the fact that another nominee may receive a greater number of “FOR” votes.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 will require “FOR” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present virtually via the Internet or represented by proxy and entitled to vote on this proposal.
Proposal 3: Stockholder Proposal to Amend the Company’s Articles of Incorporation and/or By-laws. Pursuant to the terms of our by-laws, the stockholder proposal to amend the Company’s articles of incorporation and/or by-laws to provide that directors shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of stockholders in uncontested elections will require “FOR” votes from at least seventy-five percent (75%) of the votes cast at the Annual Meeting by the holders of shares present virtually via the Internet or represented by proxy and entitled to vote on this proposal.
Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the voting on the proposals referenced above.
What are broker non-votes?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote. If the beneficial owner does not provide voting instructions, the broker or nominee may vote the shares with respect to matters that are considered to be “discretionary,” but may not vote the shares with respect to “non-discretionary” matters. Where a broker does not have discretion to vote on a given proposal, the unvoted shares are considered “broker non-votes.”
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 20, 2020.
What does it mean if I receive more than one proxy card?
You may receive more than one proxy card if your shares are registered in more than one name or are registered in different accounts. Please vote in the manner described below under “How do I vote?” for each proxy card to ensure that all of your shares are voted.
How does the Board recommend that I vote my shares?
Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this proxy statement. The Board recommends a vote:
•	“FOR” the election of each of the eight nominees to the Board identified in this proxy statement;
•	“FOR” the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
•
“AGAINST” the stockholder proposal to amend the Company’s articles of incorporation and/or by-laws to provide that directors shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of stockholders in uncontested elections.

With respect to any other matter that properly comes before the Annual Meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion in the best interest of the Company and its stockholders. As of the date of this proxy statement, the Board had no knowledge of any business other than that described herein that would be presented for consideration at the Annual Meeting.
How do I vote?
For the election of directors (Proposal 1), you may either vote “FOR” all or some of the nominees or you may “WITHHOLD” your vote for any nominee you specify. For the ratification of the appointment of EisnerAmper LLP (Proposal 2), you may vote “FOR” or “AGAINST,” or you may “ABSTAIN” from voting. For the stockholder proposal (Proposal 3), you may vote “FOR” or “AGAINST,” or you may “ABSTAIN” from voting. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may (a) vote virtually via the Internet, at the Annual Meeting or (b) vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card by mail or vote by proxy over the telephone or the Internet as instructed below to ensure your vote is counted. You may still attend the Annual Meeting and vote virtually via the Internet even if you have already voted by proxy, as described under “May I change my vote after submitting my proxy card?” below.
•
To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. Please have the enclosed proxy card available. Your vote must be received by 11:59 P.M., Eastern Time, on June 15, 2020, to be counted.

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. Please have the enclosed proxy card available. Your vote must be received by 11:59 P.M., Eastern Time, on June 15, 2020, to be counted.

•
To vote by proxy, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, the designated proxy holders will vote your shares as you direct.

•
To attend the Annual Meeting virtually via the Internet, log in at www.virtualshareholdermeeting.com/RCKT2020. You will need the 16 digit control number included on your Notice of Internet Availability or proxy card (if you received a paper delivery of proxy materials), to enter the Annual Meeting via the Internet. Instructions on how to attend and participate virtually via the Internet, including how to demonstrate proof of share ownership, are posted at www.virtualshareholdermeeting.com/RCKT2020.

If you sign the proxy card but do not make specific choices, your proxy will vote your shares “FOR” all eight nominees to the Board, “FOR” the ratification of EisnerAmper LLP as our independent registered public accounting firm and “AGAINST” the stockholder proposal.
If any other matter is presented, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion in the best interest of the Company and its stockholders. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of Annual Meeting of Stockholders.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted.
Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent, if applicable. To vote virtually via the Internet at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
May I change my vote after submitting my proxy card?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of the following four ways:
•	send a timely written revocation of the proxy to our Secretary;
•	submit a signed proxy card bearing a later date;
•	enter a new vote over the Internet or by telephone; or
•	attend and vote virtually via the Internet at the Annual Meeting.
If your shares are not registered in your own name, you will need the appropriate documentation from the stockholder of record to vote personally at the Annual Meeting. If your shares are held by your broker, bank or another party as a nominee or agent, you should follow the instructions provided by such party. Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.
Who will bear the expense of soliciting proxies?
The Company will pay the cost for the solicitation of proxies by the Board. The solicitation of proxies will be made primarily by mail and through Internet access to materials. Proxies may also be solicited personally, by telephone, fax or e-mail by employees of Rocket without any remuneration to such individuals other than their regular compensation. Rocket will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

How can I find the voting results from the Annual Meeting?
Preliminary voting results will be announced at our Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file no later than four business days after the Annual Meeting. If final voting results are not available by the time we file the Form 8-K, we will disclose the preliminary results in the Form 8-K and, within four business days after the final voting results are known to us, file an amended Form 8-K to disclose the final voting results.

PROPOSAL 1

ELECTION OF DIRECTORS
Upon the recommendation of the nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”), the Board has nominated Dr. Roderick Wong, Mr. Carsten Boess, Mr. Pedro Granadillo, Dr. Gotham Makker, Dr. Gaurav Shah, Mr. David P. Southwell, Dr. Naveen Yalamanchi and Dr. Elisabeth Björk to serve as directors to hold office until the Company’s annual meeting of stockholders in 2021, or until their respective successors have been duly elected and qualified. Each of the foregoing persons currently serves as a director, and each has indicated a willingness to continue to serve as a director.
Vote Required
Directors are elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present virtually via the Internet or represented by proxy and entitled to vote on the election of the directors. The eight nominees receiving the highest number of “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named above. If any of the nominees become unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board.
Our Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

DIRECTORS AND NOMINEES
The members of the Board as of the date of this proxy statement, together with certain information about them, are set forth below.
There are no arrangements or understanding between any director, or nominee for directorship, pursuant to which such director or nominee was selected as a director or nominee. Additionally, there are no family relationships among our directors, officers, or director-nominees. We know of no reason why any of the nominees may be unable to serve as a director. If any of the nominees are unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason any of the nominees prove unable or unwilling to stand for election, the Board will nominate alternate(s) or reduce the size of the Board to eliminate the vacancy.
Nominees for Election as Directors
Set forth below are the names, ages as of April 24, 2020, principal occupations, and business experience, as well as their prior service on the Board, of the directors. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years. Stockholders will be voting on the election as directors of all of the individuals below.
Name	Age	Position(s) Held	Director Since
Elisabeth Björk, M.D., Ph.D.	58	Director	2020
Carsten Boess	53	Director	2016
Pedro Granadillo	73	Director	2018
Gotham Makker, M.D.	46	Director	2018
Gaurav Shah, M.D.	45	President, Chief Executive Officer and Director	2018
David P. Southwell	59	Director	2014
Roderick Wong, M.D.	43	Chairperson of the Board	2018
Naveen Yalamanchi, M.D.	43	Director	2018
Elisabeth Björk, M.D., Ph.D. has served as one of our directors since April 2020. She is currently the Senior Vice President, Head of Late-Stage Development, Cardiovascular, Renal and Metabolism (CVRM), BioPharmaceuticals R&D at AztraZeneca, leading the global development of medicines in this area. Prior to taking on this role in June 2012, Dr. Björk had several roles of increasing seniority within AstraZeneca, with responsibility for clinical phases I-IV. She is an endocrinologist by training and an associate professor of medicine at Uppsala University, and was Head of the Diabetes and Endocrinology Unit at the University Hospital, Uppsala, where she spent 15 years in clinical practice and diabetes research, before joining AstraZeneca in 2002. She is also a board member of Chalmers University of Technology, Chalmers Ventures AB, Björks Matematik o Mera AB and rfidcompare europe AB. We believe that Dr. Björk’s qualifications to serve on our Board include her depth of knowledge of the pharmaceutical industry and her many years of experience in drug development.
Carsten Boess has served as one of our directors since January 2016. He previously served as Executive Vice President of Corporate Affairs at Kiniksa Pharmaceuticals, a publicly-traded biotechnology company and as Senior Vice President and Chief Financial Officer at Synageva Biopharma Corporation from 2011 until the company’s acquisition by Alexion Pharmaceuticals in 2015. Prior to his role at Synageva, Mr. Boess served in multiple roles with increasing responsibility for Insulet Corporation, including Chief Financial Officer from 2006 to 2009 and Vice President of International Operations from 2009 to 2011. Prior to that, Mr. Boess served as Executive Vice President of Finance for Serono Inc. from 2005 to 2006. In addition, he was a member of the Geneva-based World Wide Executive Finance Management Team while at Serono. Mr. Boess was also Chief Financial Officer at Alexion Pharmaceuticals and was a finance executive at Novozymes of North America and Novo Nordisk in France, Switzerland and China. He is also a board member of Avidity Biosciences, a privately held biopharmaceutical company, and Achilles Therapeutics, also a privately held biopharmaceuticals company. Mr. Boess received a Bachelor’s degree and Master’s degree in Economics and Finance, specializing in Accounting and Finance from the University of Odense, Denmark. We believe that Mr. Boess’ qualifications to serve on our Board include his business and financial experience working at pharmaceutical companies.
Pedro Granadillo has served as one of our directors since January 2018. He has over 40 years of biopharmaceutical industry experience with expertise in human resources, manufacturing, quality and corporate governance. From 1970 until his retirement in 2004, Mr. Granadillo held multiple leadership roles at Eli Lilly and Company, including Senior Vice President of Global Manufacturing and Human Resources and a member of the Executive Committee. Mr. Granadillo has previously served on the boards of directors at Haemonetics Corporation, Dendreon Corporation, Health Sciences Acquisitions Corporation and Noven Pharmaceuticals, as well as NPS Pharmaceuticals, which sold to Shire for $5.2 billion in 2015. He graduated from Purdue University with a Bachelor of Science in Industrial Engineering. We believe that Mr. Granadillo’s qualifications to serve on our Board include his depth of knowledge of the pharmaceutical industry and his many years of experience serving on the boards of directors of healthcare companies.
Gotham Makker, M.D. has served as one of our directors since January 2018. Dr. Makker has over 17 years of healthcare industry experience. Dr. Makker currently serves as head of Strategic Investments for RTW Investments, LP (“RTW”), a position he has held since 2019. From 2005 to 2019, he served as Chief Executive Officer of Simran Investment Group, LLC, a closely held equity investment fund. Prior to Simran, Dr. Makker was a healthcare portfolio manager and principal at Citadel Investment Group LLC, a position he held from 2002 to 2005. Prior to joining Citadel, Dr. Makker served as an analyst at Oracle Partners LP covering biotechnology and medical device sectors from 2000 to 2001. From 1999 to 2000, Dr. Makker was a senior analyst on the life sciences investment banking team at Hambrecht & Quist. Dr. Makker has previously served on the board of directors of Health Sciences Acquisitions Corporation. Dr. Makker received an M.D. from the University of Nebraska Medical School, and he completed the Sarnoff cardiovascular research fellowship at Columbia University, College of Physicians & Surgeons and at Harvard Medical School, Brigham & Women’s Hospital. We believe that Dr. Makker’s qualifications to serve on our Board include his years of experience in, and extensive knowledge of, the healthcare industry.
Gaurav Shah, M.D. has served as our President and Chief Executive Officer and as one of our directors since January 2018. Dr. Shah was appointed Chief Executive Officer of Private Rocket in September 2015. Prior to joining Private Rocket, from 2011-2015, Dr. Shah held various leadership positions at Novartis including Global Program Head for CART-19, Global Clinical Program Head for CTL-019 and Biosimilars, and Global Clinical Leader for Afinitor. Prior to Novartis, he spent three years at Eli Lilly and Company as Medical Director overseeing clinical development of numerous programs including olaratumab. During his industry tenure, he has participated in several drug development programs resulting in successful regulatory approvals, such as CTL-019 in pediatric ALL, the first cell and gene therapy approved in the U.S., and successful commercial launches. Prior to joining industry, Dr. Shah was Assistant Professor of Medicine/Oncology at Columbia University. He holds a B.A. in Behavioral Neuroscience from Harvard University and an M.D. from Columbia University. Dr. Shah completed his internal medicine residency at Brigham & Women’s Hospital/Harvard Medical School and completed his hematology/oncology fellowship training at the Memorial-Sloan Kettering Cancer Center. We believe Dr. Shah is qualified to serve on our Board due to his role as Chief Executive Officer of the Company and his significant leadership and management experience in the biopharmaceutical industry.
David P. Southwell has served as one of our directors since August 2014. He serves as President, Chief Executive Officer and board member of TScan Therapeutics, a privately-owned cell therapy company. Mr. Southwell previously served as the President and Chief Executive Officer of Inotek from July 2014 to January 2018. From March 2010 to October 2012, Mr. Southwell served as Executive Vice President, Chief Financial Officer of Human Genome Sciences, Inc., which is owned by GlaxoSmithKline plc. Prior to his time at Human Genome Sciences, Mr. Southwell served as Executive Vice President and Chief Financial Officer of Sepracor Inc. from July 1994 to July 2008. Mr. Southwell has also served on the board of directors of PTC Therapeutics Inc. since December 2005 and Spero Therapeutics, Inc. from February 2018 to April 2019. Mr. Southwell received a B.A. from Rice University and an M.B.A. from Dartmouth College, where he has served on the Board of Overseers since 2011. We believe that Mr. Southwell’s qualifications to serve on our Board include his broad experience serving on the boards of directors of public companies, his specific experience with public therapeutics companies and his executive leadership, managerial and business experience.
Roderick Wong, M.D. has served as Chairperson of our Board since January 2018. Dr. Wong served as the Chairperson of the Board for Private Rocket from July 2015 until January 2018. Dr. Wong has over 15 years of healthcare investment experience. Since 2010, he has served as Managing Partner and Chief Investment Officer of RTW, a healthcare-centered investment firm. Prior to RTW, Dr. Wong was a Managing Director and the Portfolio Manager for the Davidson Kempner Healthcare Funds. Prior to joining Davidson Kempner, Dr. Wong held various healthcare investment and healthcare research roles at SAC Capital Company and Cowen &

Company. Dr. Wong served on the board of directors of Penwest Pharmaceuticals in 2010 and has previously served on the board of directors of Health Sciences Acquisitions Corporation. He received an M.D. from the University of Pennsylvania Medical School, received an M.B.A. from Harvard Business School, and graduated with a B.S. in Economics from Duke University. We believe that Dr. Wong is qualified to serve on our Board due to his service prior to the closing of the Reverse Merger as Chairperson of the Board of Directors of Private Rocket and his years of experience in, and extensive knowledge of, the biopharmaceutical industry.
Naveen Yalamanchi, M.D. has served as one of our directors since January 2018. Dr. Yalamanchi joined Private Rocket as a Director in July 2015. Dr. Yalamanchi has over 15 years of healthcare investment and research experience. Since 2015, Dr. Yalamanchi has served as Partner and Portfolio Manager at RTW, a healthcare-centered investment firm. Prior to RTW, Dr. Yalamanchi was Vice-President and co-portfolio manager at Calamos Arista Partners, a subsidiary of Calamos Investments, a position he held from 2012 to 2015. Prior to joining Calamos Arista Partners, Dr. Yalamanchi held various healthcare investment roles at Millennium Management and Davidson Kempner Capital Management. Dr. Yalamanchi holds a B.S. in Biology from MIT and an M.D. from Stanford University. He completed his surgery internship at UCLA Medical Center. Dr. Yalamanchi has previously served on the board of directors of Health Sciences Acquisitions Corporation. We believe that Dr. Yalamanchi is qualified to serve on our Board due to his service prior to the closing of the Reverse Merger as a member of the Board of Directors of Private Rocket and his years of experience in, and extensive knowledge of, the healthcare industry.
Information about Our Executive Officers
The following table identifies our executive officers and sets forth their current position(s) and their ages as of April 24, 2020.
Name	Age	Position(s) Held
Gaurav Shah, M.D.	45	President, Chief Executive Officer and Director
Jonathan Schwartz, M.D.	56	Chief Medical Officer
Kinnari Patel, Pharm.D., M.B.A.	41	Chief Operating Officer and Head of Development
Kamran Alam	42	Senior Vice President – Finance and Principal Financial Officer
John Militello	46	Senior Controller, Principal Accounting Officer
You should refer to “Nominees for Election as Directors” above for information about our President and Chief Executive Officer, Gaurav Shah, M.D. Biographical information for our other executive officers, as of April 24, 2020, is set forth below.
Jonathan Schwartz, M.D. joined us as Chief Medical Officer in January 2018 in connection with the Reverse Merger. Dr. Schwartz joined Private Rocket in January 2016 and served as Chief Medical Officer and Head of Clinical Development. Dr. Schwartz is responsible for leading our medical and program development. Dr. Schwartz has over 20 years of combined clinical practice and drug development experience. Prior to Private Rocket, Dr. Schwartz was Vice-President of Clinical Development at Stemline Therapeutics, where he oversaw development efforts for anticancer, vaccine and small-molecule platforms, a position he held since 2014. Prior to Stemline, he spent seven years at Eli Lilly and Company in several leadership positions, including Vice-President of Clinical Science, where he led development teams for numerous drug programs including ramucirumab. Previously, Dr. Schwartz was Associate Professor of Medicine at the Mount Sinai Medical Center in New York, specializing in the treatment and translational research of hepatobiliary malignancies and also served as Director for the Hematology-Oncology Fellowship training program. He has a B.A. in American Civilization from Brown University and an M.D. from Washington University (St. Louis). He completed post-graduate Internal Medicine and Hematology-Oncology training at the Mount Sinai and New York Presbyterian Hospitals.
Kinnari Patel, Pharm.D., M.B.A. joined us as Chief Operating Officer and Head of Development in January 2018 in connection with the Reverse Merger. Dr. Patel joined Private Rocket in April 2016, serving as Vice President – Head of Regulatory, Pharmacoviligence and Quality from April 2016 to July 2017 and as Senior Vice President, Global Program Head and Head of Regulatory and Quality from August 2017 to December 2017. Prior to joining Private Rocket, Dr. Patel was the Global Regulatory Lead at AstraZeneca from January 2015 to April 2016. Prior to that, Dr. Patel was Head of U.S. Risk Management at Bristol-Meyers Squibb from May 2014 through January 2015 and the U.S. Liaison for Global Regulatory Sciences at Bristol-Meyers Squibb from November 2010 to April 2014. Dr. Patel received the dual degrees of B.S. in Biology and Doctorate of Pharmacy from the USciences in Philadelphia, PA. She also completed a two-year Post-Doctoral Regulatory Affairs Fellowship through Rutgers University. Most recently, she received her Executive M.B.A. from NYU Stern School of Business with specialization in Corporate Finance, Leadership and Strategy.
Kamran Alam, joined us as Senior Vice President – Finance and Principal Financial Officer in October 2019. Prior to joining Rocket, Mr. Alam was Vice President, Finance at AveXis, Inc. from April 2016 to October 2019. From March 2013 to April 2016, he held positions of increasing responsibility at Aptinyx, where at the time of his departure he was a Senior Director, Finance and Accounting. Previously, he was a Director of Finance at Naurex, and earlier in his career, Mr. Alam held various finance and project management roles with increasing responsibility at Ovation Pharmaceuticals, Lundbeck and Fresenius Kabi. Mr. Alam is a Certified Public Accountant, and received his Bachelor of Business Administration degree from the Ross School of Business at University of Michigan and an M.B.A. in Finance from the Kelley School of Business at Indiana University.
John Militello joined us as Controller and Principal Financial and Accounting Officer in January 2018, and since October 2019 has been the Senior Controller and Principal Accounting Officer. From April 2015 to November 2017, Mr. Militello worked at Immune Pharmaceuticals, Inc., a publicly traded biotechnology company, where he most recently served as Vice President of Finance (principal financial and accounting officer), Controller and Chief Accounting Officer. Prior to that, Mr. Militello was an Assistant Controller with Retrophin, Inc., and the Manager, External Reporting & Compliance at Volt Information Sciences, Inc., a publicly traded staffing company. Prior to Volt Information Sciences, Inc., Mr. Militello was a Senior Manager with BDO USA, LLP serving multi-national SEC registrants and member of the life sciences practice. Mr. Militello is a Certified Public Accountant and earned his B.S. degree in Accounting from St. Joseph’s College.
Information about the Board and Corporate Governance
Board of Directors
The Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of the Company. Our executive officers and management oversee the day-to-day operations. Our directors fulfill their duties and responsibilities by attending meetings of the Board, which are held from time to time.
The Board held seven meetings during the year ended December 31, 2019. During the year ended December 31, 2019, each director then in office attended at least 75% of the total of (i) the meetings of the Board held during the period for which he or she has been a director and (ii) the meetings of the committee(s) on which that director served during such period. Each of our directors then in office attended our 2019 annual meeting of stockholders. It is our policy to encourage our directors to attend the Annual Meeting.
Board of Directors Independence
Under the listing requirements and rules of the Nasdaq Global Market (“Nasdaq”), independent directors must compose a majority of a listed company’s board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent within the meaning of applicable Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Our Board has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. As a result of this review, our Board determined that each of Dr. Björk, Mr. Boess, Mr. Granadillo, Dr. Makker and Dr. Yalamanchi qualify as “independent” directors within the meaning of the Nasdaq rules. As required under applicable Nasdaq rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Dr. Wong is the current Chairperson of our Board and is not considered an independent director due to his role as chairman of an affiliate, RTW, and his continued role as an employee of the Company. Consistent with Nasdaq listing requirements, the independent directors regularly have the opportunity to meet in executive sessions without Dr. Wong, Dr. Shah and Mr. Southwell in attendance. The purpose of these executive sessions is to promote open and candid discussion among the independent directors. We do not have a lead independent director.

Committees of the Board
The Board has three committees: an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), and the Nominating and Corporate Governance Committee. During the year ended December 31, 2019, the Audit Committee held six meetings, the Compensation Committee held four meetings, and the Nominating and Corporate Governance Committee held four meetings. Continuing directors and our nominees for election as director are strongly encouraged to attend the annual meeting of stockholders and to participate in our committee meetings. The following table provides membership information for each committee:
Name	Audit	Nominating and Corporate Governance	Compensation
Elisabeth Björk	X
Carsten Boess**	X*		X
Pedro Granadillo	X	X	X*
Gotham Makker		X
Naveen Yalamanchi		X*	X
*	Committee Chairperson
**	Financial Expert
Audit Committee
The members of the Audit Committee are Dr. Elisabeth Björk, Mr. Carsten Boess and Mr. Pedro Granadillo. Mr. Boess serves as chair of the Audit Committee. Dr. Björk joined the Audit Committee in April 2020. Additionally, Dr. Gotham Makker served as a member of our audit committee until June 2019. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq and which is available on our website at www.rocketpharma.com/corporate-governance/. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
Our Board has determined that Dr. Björk, Mr. Boess and Mr. Granadillo are independent as independence is currently defined in Rule 5605 of the Nasdaq listing standards and Rule 10A-3 under the Exchange Act. In addition, our Board has determined that each member of the Audit Committee is financially literate and that Mr. Boess qualifies as an “audit committee financial expert” as defined in applicable SEC rules. In making this determination, our Board has considered the formal education and nature and scope of their previous experience, coupled with past and present service on various audit committees. The responsibilities of our Audit Committee include, among other things:
•	appointing, determining the compensation of, and assessing the independence of our independent registered public accounting firm;
•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing major issues as to the adequacy of our internal control over financial reporting;
•
establishing procedures for the receipt, retention and treatment of complaints received regarding ethics-related issues or potential violations of our code of business conduct and ethics and accounting and auditing-related complaints and concerns;

•
recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	regularly reporting to, and reviewing with the Board, any issues that arise with respect to the integrity of our financial statements and our compliance with legal and regulatory requirements;
•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
•	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and
•	discussing quarterly earnings releases.

AUDIT COMMITTEE REPORT9(1)
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019, with management and our registered public accounting firm, EisnerAmper LLP. The Audit Committee has discussed with EisnerAmper LLP the matters required by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from EisnerAmper LLP required by applicable requirements of the PCAOB regarding EisnerAmper LLP’s communication with the Audit Committee concerning independence, and has discussed with EisnerAmper LLP the firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the SEC.
Rocket Pharmaceuticals, Inc.
Audit Committee
Carsten Boess, Chairperson
Elisabeth Björk (Audit Committee member since April 20, 2020)
Pedro Granadillo
Gotham Makker (Audit Committee member until June 18, 2019)
Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee are Mr. Pedro Granadillo, Dr. Gotham Makker and Dr. Naveen Yalamanchi. Dr. Yalamanchi serves as chairperson of the Nominating and Corporate Governance Committee. Our Board has determined that all members of our Nominating and Corporate Governance Committee are independent as independence is currently defined in Section 5605 of the Nasdaq listing standards. The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of Nasdaq and which is available on our website at www.rocketpharma.com/corporate-governance/. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
The responsibilities of our Nominating and Corporate Governance Committee include, among other things:
•	recommending to the Board criteria for Board and committee membership;
•	establishing a policy and procedures for identifying and evaluating Board candidates, including nominees recommended by stockholders;
•	identifying individuals qualified to become members of the Board;
•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;
•	developing and recommending to the Board a set of corporate governance guidelines; and
•	overseeing the evaluation of the Board and management.
The Nominating and Corporate Governance Committee periodically determines the qualifications, qualities, skills and other expertise required to be a director and develops, subject to approval by the full Board, criteria to be considered in selecting nominees for director. Among other things, the Nominating and Corporate Governance Committee considers whether the Board reflects the balance of knowledge, experience, skills, expertise, integrity, ability to make analytical inquiries, and diversity as a whole that the Nominating and Corporate Governance Committee deems appropriate and assess the effectiveness of this policy/goal during the Board’s annual evaluation. The Nominating and Corporate Governance Committee has not adopted a policy regarding the consideration of diversity in identifying director nominees. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, meetings from time to time to evaluate biographical information and
1
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under either the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. The Nominating and Corporate Governance Committee may use outside consultants to assist in identifying or evaluating candidates. Final approval of director candidates is determined by the full Board.
The Nominating and Corporate Governance Committee will consider qualified nominations for directors recommended by stockholders. In general, stockholder recommendations are evaluated on the same basis as any recommendation from members of the Board or management of the Company. Recommendations should be sent to our Secretary, c/o Rocket Pharmaceuticals, Inc., 350 Fifth Avenue, Suite 7530, New York, New York 10118. For additional information about our director nomination requirements, please see “Stockholder Proposals and Nominations” and our amended and restated by-laws.
Compensation Committee
The members of our Compensation Committee are Mr. Carsten Boess, Mr. Pedro Granadillo and Dr. Naveen Yalamanchi. Mr. Granadillo serves as chairperson of the Compensation Committee. All members of the Compensation Committee are independent as independence is currently defined in Section 5605 of the Nasdaq listing standards. The Compensation Committee operates under a written charter that satisfies the applicable standards of Nasdaq and which is available on our website at www.rocketpharma.com/corporate-governance/. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
The responsibilities of the Compensation Committee include, among other things:
•	reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
•	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and determining and approving the compensation of our Chief Executive Officer;
•	determining the compensation of our other executive officers;
•	overseeing and administering our compensation and similar plans;
•	appointing, compensating, and overseeing potential current compensation advisors in accordance with the independence standards identified in the applicable rules of Nasdaq;
•	reviewing our policies and procedures for the grant of equity-based awards;
•	reviewing and making recommendations to the Board with respect to director compensation;
•	preparing the Compensation Committee Report required by SEC rules to be included in our annual proxy statement or Annual Report on Form 10-K, if applicable;
•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K, if applicable; and
•	reviewing and discussing with the Board corporate succession plans for the Chief Executive Officer and other key officers.
As part of its process for approving or recommending to the Board the compensation for our senior executives other than our Chief Executive Officer, the Compensation Committee reviews and considers the recommendations made by our Chief Executive Officer. In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, but only to the extent consistent with our amended and restated certificate of incorporation, amended and restated by-laws, Nasdaq rules, and other applicable law. In addition, pursuant to its charter, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation. Since October 2016, the Compensation Committee has directly engaged a compensation consultant to assist with matters relating to senior executive and director compensation. The Compensation Committee requested that its compensation consultant:
•	develop a peer group of public companies to be used to benchmark pay levels of the senior leadership team and the Board;

•	benchmark the total direct compensation of the senior leadership team;
•	review the pay mix of the senior leadership team and compare it to the pay mix of the named executive officers of our peer group;
•	review the amount of equity used to support the executive and Board pay programs and evaluate how this equity usage compared to peer practices and proxy advisory policies; and
•	conduct a detailed analysis of the design and amount of board of director pay at the peer companies and compare this to the Company’s current practices.
The Compensation Committee’s compensation consultant ultimately developed recommendations that were presented to the Compensation Committee for its consideration. These recommendations covered the executive and Board pay programs. F.W. Cook & Co. (“F.W. Cook”) served as the Compensation Committee’s compensation consultant in fiscal 2018 until June 2019, when the Compensation Committee engaged Semler Brossy Consulting Group LLC (“Semler Brossy”). Pursuant to the factors set forth in Item 407 of Regulation S-K of the Exchange Act, the Compensation Committee reviewed the independence of both F.W. Cook and Semler Brossy, and conducted a conflicts of interest assessment (taking into consideration factors specified in the Nasdaq listing standards) on both firms. The Compensation Committee concluded that during the time of their engagement, both F.W. Cook and Semler Brossy were independent and their work for the Compensation Committee has not raised any conflicts of interest. No other fees were paid to F.W. Cook or Semler Brossy except fees related to their services to the Compensation Committee.
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2019, the Compensation Committee consisted of Mr. Carsten Boess, Mr. Pedro Granadillo and Dr. Naveen Yalamanchi. No member of our Compensation Committee then in service had ever been an officer or employee of the Company or had any other relationship requiring disclosure herein. None of our executive officers then in office served as a member of the board of directors or compensation committee of any other entity that had one or more of its officers serving on our Board or Compensation Committee.
Board Leadership
Dr. Roderick Wong currently serves as chairperson of our Board. Our Board has determined that its current structure, with separate Chairperson and Chief Executive Officer roles, is in the best interests of the Company and its stockholders at this time. The Board believes that this governance structure promotes balance between the Board’s independent authority to oversee our business and the Chief Executive Officer and his management team who manage the business on a day-to-day basis. Our Board believes that this leadership structure is appropriate for us, given Dr. Wong’s extensive knowledge and understanding of the biopharmaceutical industry and his ability to effectively identify strategic priorities for the Company. Furthermore, our Board believes that Dr. Wong’s qualifications to be our chairperson include his significant experience as a healthcare investor in all stages of the lifecycle of biopharmaceutical companies.
Risk Oversight
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee is responsible for overseeing our significant financial and operational risk exposures and the steps our management has taken to monitor and control these exposures.

The Audit Committee also monitors compliance with legal and regulatory requirements, including managing violations of our code of business conduct and ethics, and considers and approves or disapproves any related-person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.rocketpharma.com/corporate-governance/, under the corporate governance tab on our website. We intend to satisfy applicable disclosure requirements regarding an amendment to, or a waiver from, a provision of our code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, by posting such information on our website at the Internet address set forth above within four business days following the date of amendment or waiver. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
Stockholder Communications with Our Board
Stockholders wishing to communicate directly with our Board may send correspondence to our Secretary, c/o Rocket Pharmaceuticals, Inc., 350 Fifth Avenue, Suite 7530, New York, New York 10118. Our Secretary will relay the information received to the Board. Stockholders may also visit our website at www.rocketpharma.com and select “Contact Us” to communicate online with us.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company’s stockholders are being asked by the Audit Committee to ratify the appointment of EisnerAmper LLP to serve as the Company’s independent registered public accounting firm. EisnerAmper LLP has served as the independent registered public accounting firm for Private Rocket since August 2017 and was appointed to be the independent registered public accounting firm for the Company on March 16, 2018. The Audit Committee is solely responsible for selecting the Company’s independent registered public accounting firm, and stockholder approval is not required to appoint EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. However, the Board believes that submitting the appointment of EisnerAmper LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain EisnerAmper LLP. If the selection of EisnerAmper LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders. Representatives of EisnerAmper LLP are expected to be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.
Vote Required
The proposal to ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, requires an affirmative vote of a majority of the votes cast for or against the proposal at the Annual Meeting by holders of shares present virtually via the Internet or represented by proxy and entitled to vote on the proposal.
Our Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF EISNERAMPER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Dismissal of RSM US LLP
As previously disclosed in the Company’s Current Report on Form 8-K filed on March 21, 2018, RSM US LLP, an independent registered public accounting firm, served as our independent auditors until March 16, 2018, when the Audit Committee dismissed RSM US LLP in connection with the appointment of EisnerAmper LLP.
The reports of RSM US LLP on the financial statements of Rocket Pharmaceuticals, Inc. (formerly known as Inotek Pharmaceuticals Corporation) for each of fiscal years ended December 31, 2017 and December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.
During the fiscal years ended December 31, 2017 and December 31, 2016, and the subsequent interim period, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and RSM US LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of RSM US LLP would have caused RSM US LLP to make reference thereto in its reports on the financial statements for such years.
As disclosed in the Company’s Current Report on Form 8-K filed on March 21, 2018, the Company provided RSM US LLP with a copy of the disclosures it made on its Current Report on Form 8-K filed on March 21, 2018 (which are repeated above) and requested that RSM US LLP furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements contained herein. A copy of RSM US LLP’s letter, dated March 21, 2018, is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on March 21, 2018.
During the fiscal years ended December 31, 2018 and December 31, 2017, and the subsequent interim period through March 6, 2020 neither the Company, nor anyone acting on its behalf, consulted with EisnerAmper LLP regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and EisnerAmper LLP did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and permissible non-audit services provided by its independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis. All of the services described below were approved by our Audit Committee.
Audit Fees and Services
The following table presents aggregate fees billed for each of the years ended December 31, 2019 and 2018 for professional services rendered by EisnerAmper LLP in the categories listed below.
The Audit Committee pre-approved all services provided by our independent registered public accounting firm for the fiscal year ended December 31, 2019.
	2019	2018
Audit Fees(1)	$250,775	$209,726
Audit-Related Fees(2)	—	—
Tax Fees(3)	85,448	39,949
All Other Fees(4)	—	—
Total	$336,223	$249,675
(1)
“Audit Fees” include the aggregate fees billed for audit of annual financial statements, review of financial statements included in Form 10-Qs, and services normally provided by the accountant for statutory and regulatory filings or engagements for those fiscal years.

(2)
“Audit-Related Fees” include the aggregate fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)	“Tax Fees” include the aggregate fees billed for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.
(4)	“All Other Fees” include the aggregate fees billed for any other products and services provided by the principal accountant.

PROPOSAL 3
STOCKHOLDER PROPOSAL
The Company has been notified that the California Public Employees’ Retirement System, P.O. Box 2749, Sacramento, California, 95812-2749, the beneficial owner of at least $2,000 in market value of the Company’s common stock on the date the proposal was submitted and for at least the preceding eighteen months, intends to present the following proposal at the Annual Meeting. In accordance with applicable proxy regulations, the proposal and supporting statement, for which we and our Board accept no responsibility, are set forth below:
Shareowner Proposal
RESOLVED: That the shareowners of Rocket Pharmaceuticals, Inc. (Company) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation and/or bylaws to provide that directors shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareowners in uncontested elections. A plurality vote standard, however, will apply to contested director elections; that is, when the number of director nominees exceeds the number of board seats.
Supporting Statement
Is accountability by the Board of Directors important to you? As a long-term shareowner of the Company, CalPERS thinks accountability is of paramount importance. This is why we are sponsoring this proposal. This proposal would remove a plurality vote standard for uncontested elections that effectively disenfranchises shareowners and eliminates a meaningful shareowner role in uncontested director elections.
Under the Company’s current voting system, a director may be elected with as little as one affirmative vote because “withheld” votes have no legal effect. This scheme deprives shareowners of a powerful tool to hold directors accountable because it makes it impossible to defeat directors who run unopposed. Conversely, a majority voting standard allows shareowners to actually vote “against” candidates and to defeat reelection of a management nominee who is unsatisfactory to the majority of shareowners who cast votes.
A substantial number of companies have already adopted this form of majority voting. More than 90% of the companies in the S&P 500 have adopted a form of majority voting for uncontested director elections. We believe the Company should join the growing number of companies that have adopted a majority voting standard requiring incumbent directors who do not receive a favorable majority vote to submit a letter of resignation, and not continue to serve, unless the Board declines the resignation and publicly discloses its reasons for doing so.
Majority voting in director elections empowers shareowners to clearly say “no” to unopposed directors who are viewed as unsatisfactory by a majority of shareowners casting a vote. Incumbent board members serving in a majority vote system are aware that shareowners have the ability to determine whether the director remains in office. The power of majority voting, therefore, is not just the power to effectively remove poor directors, but also the power to heighten director accountability through the threat of a loss of majority support. That is what accountability is all about.
CalPERS believes that corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that, when directors are accountable for their actions, they perform better. We therefore ask you to join us in requesting that the Board of Directors promptly adopt the majority voting standard for uncontested director elections. We believe the Company’s shareowners will substantially benefit from the increased accountability of incumbent directors and the power to reject directors shareowners believe are not acting in their best interests. Please vote FOR this proposal.
Statement of the Board Recommending a Vote Against This Proposal
Our Board has carefully considered the proposal submitted by the California Public Employees’ Retirement System (the “CalPERS Proposal”) and, following its review of the CalPERS Proposal, does not believe that the CalPERS Proposal is in the best interests of the Company or our stockholders at this time. Accordingly, the Board unanimously recommends that the Company’s stockholders vote “AGAINST” the CalPERS Proposal.
Under our by-laws, directors are elected under a plurality voting standard, which is the default standard under Delaware law. Delaware law also provides that a director serves until his or her successor is elected. Plurality voting therefor ensures that companies avoid the uncertainty that would otherwise be caused by board vacancies resulting from elections where directors fail to receive the votes necessary to be elected (a so-called “failed election”), resulting either in the existing director continuing to serve as a holdover director or a vacancy for our Board to fill. The possibility of failed elections introduces unnecessary legal uncertainty and risk to our director election process as vacancies on the Board could result in our inability to comply with certain Nasdaq listing requirements or other securities regulations, including those related to director independence, committee composition and the maintenance of an audit committee member with the requisite financial expertise.
The Board thus believes that our current nominating and voting procedures for director election under a plurality standard should be maintained in order to provide the Board with the flexibility to appropriately respond to stockholder interests without the risk of potential corporate governance complications arising from failed elections. Further, the rules governing plurality voting are well-established over many decades of experience and precedent, and we believe plurality voting is familiar to, and well understood by, stockholders. We do not believe that our interests, or our stockholders’ interests, would be better served by adopting majority voting at this time and abandoning a director election process that has served us well to date.
Our history and established governance approach fully support this conclusion and evidence our commitment to strong corporate governance. Notably:
•
We amended our Certificate of Incorporation in 2018 to declassify our Board and provide for one-year terms for each director, which ensures that stockholders have an annual opportunity to vote for, or withhold support from, each director; and

•
Our stockholders have voted overwhelmingly in favor of electing each of our directors in regular elections. Since we became a public company as a result of a business combination transaction with Inotek Pharmaceuticals Corporation in 2018, all but one of the directors nominated by our Board has received affirmative votes in favor of his or her election from more than 88% of the votes cast. In other words, the vast majority of our stockholders, who can currently express dissatisfaction with an incumbent director’s performance by withholding their vote in the ordinary course, have rarely done so.

Additionally, adoption of a majority voting standard is unwarranted and unnecessary in our case because we have a strong corporate governance process designed to identify and propose director nominees who will best serve the interests of the Company and our stockholders. Our Nominating and Corporate Governance Committee is tasked with evaluating and recommending nominees for election to the Board. As part of the practice, and before making recommendations to the Board, the Nominating and Corporate Governance Committee reviews and considers individual director performance, Board and committee performance, governance practices, and prior stockholder approval levels for each particular nominee. The Nominating and Corporate Governance Committee will also consider qualified nominations for directors recommended by stockholders. In general, stockholder recommendations are evaluated on the same basis as any recommendation from members of the Board or management of the Company. In addition, stockholders who are truly dissatisfied with incumbent directors can, in accordance with the Company’s procedures, make their own nominations to our Board as described under Article I, Section 2 of our by-laws (“Notice of Stockholder Business and Nominations”).
In light of the risks and uncertainties that majority voting entails, given that our Board has already taken significant steps to enhance our corporate governance and because our stockholders have a history of electing highly-qualified and independent directors using our current nominations and voting system, a change in the director election process is not necessary or appropriate for us or in the best interest of our stockholders at this time.
Vote Required
Pursuant to the terms of our by-laws, the stockholder proposal to amend the Company’s articles of incorporation and/or by-laws to provide that directors shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of stockholders in uncontested elections will require “FOR” votes from at least seventy-five percent (75%) of the votes cast at the Annual Meeting by the holders of shares present virtually via the Internet or represented by proxy and entitled to vote on this proposal.
Our Recommendation
THE BOARD RECOMMENDS A VOTE “AGAINST” THE STOCKHOLDER MAJORITY VOTING PROPOSAL.

EXECUTIVE COMPENSATION
The following discussion of executive compensation provides information regarding our executive compensation program for our named executive officers (“NEOs”) for the fiscal year ended December 31, 2019. Our NEOs for the year ended December 31, 2019 are:
•	Gaurav D. Shah, M.D., President and Chief Executive Officer;
•	Kinnari Patel, Pharm.D., MBA, Chief Operating Officer and EVP, Development.
•	Kamran Alam, Senior Vice President – Finance and Principal Financial Officer
2019 Summary Compensation Table
The following table sets forth the total compensation awarded to or earned by our NEOs during the fiscal years ended December 31, 2019 and 2018.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(3)	Total ($)
Gaurav D. Shah, M.D. President and Chief Executive Officer	2019	480,000	349,140(4)	3,043,306	11,200	3,883,646
	2018	413,735	300,940(4)	5,651,220	9,857	6,375,752
Kinnari Patel, Pharm.D., MBA Chief Operating Officer and EVP, Development	2019	415,000	257,715(4)	2,092,294	11,200	2,776,209
	2018	358,864	198,093(4)	2,423,050	11,066	2,991,073
Kamran Alam Senior Vice President – Finance and Principal Financial Officer	2019	54,545	80,000(2)	1,916,912		2,051,457
(1)
Reflects the aggregate grant date fair value of option awards granted to our NEOs in the years indicated, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 excluding any estimates of forfeitures related to service-based vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 10 to our financial statements for the year ended December 31, 2019. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the NEOs upon the exercise of the stock options or any sale of the underlying shares of common stock.

(2)
Represents portion of signing bonus paid to Mr. Alam in 2019 pursuant to his offer letter dated September 25, 2019. In the event that Mr. Alam leaves the Company prior to the first anniversary of his start date, Mr. Alam must reimburse the Company for the signing bonus within 30 days of his termination of employment.

(3)	Represents Company matching contributions to the accounts of our NEOs in the Company’s 401(k) plan.
(4)	Represents bonus amounts earned with respect to individual and company performance in 2018 and 2019, which were paid in 2019 and 2020, respectively.
Narrative Disclosure to Summary Compensation Table
Executive Agreements; Termination and Change in Control Benefits
Severance and Change in Control Agreements
In October 2018, the Company entered into Severance and Change in Control Agreements (the “Severance Agreements”) with Gaurav D. Shah, M.D., and Kinnari Patel, Pharm.D., M.B.A.
The Severance Agreements provide the executives with certain severance benefits upon certain qualifying terminations of employment.
In connection with a termination of the executive’s employment by the Company for Cause or by the executive without Good Reason (each as defined below), the executive is not entitled to any severance payments or benefits and is only entitled to receive (i) any accrued but unpaid base salary and accrued but unused vacation, (ii) any unpaid annual bonus with respect to any completed fiscal year immediately preceding the date of termination (provided, however, that if the executive is terminated for Cause, such bonus shall be forfeited), (iii) reimbursement for unreimbursed business expenses, and (iv) employee benefits, if any, to which the executive may be entitled as of the date of termination ((i) through (iv) collectively, the “Accrued Amounts”).
In connection with a termination of the executive’s employment with the Company without Cause or by the executive for Good Reason, the executive is entitled to receive the Accrued Amounts and, upon execution of an irrevocable release of claims in favor of the Company, (i) a lump sum payment equal to, in the case of Dr. Patel, nine months and, in the case of Dr. Shah, 12 months, of the executive’s annual base salary for the year in which termination occurs and (ii) if timely elected, in the case of Dr. Patel, nine months and, in the case of Dr. Shah, 12 months, of Company-paid COBRA benefits.
In connection with a termination of the executive’s employment with the Company without Cause (other than on account of the executive’s death or Disability) or by the executive for Good Reason within 12 months following a Change in Control (as defined below), the executive is entitled to receive, upon execution of an irrevocable release of claims in favor of the Company, (i) the Accrued Amounts, (ii) a lump sum payment equal to, in the case of Dr. Patel, 12 months and, in the case of Dr. Shah, 18 months, of the executive’s annual base salary for the year in which termination occurs, (iii) a lump sum amount equal to any annual bonus to which the executive would have been entitled for the year in which termination occurs, and (iv) if timely elected, in the case of Dr. Patel, 12 months and, in the case of Dr. Shah, 18 months, of Company-paid COBRA benefits.
In connection with a termination of the executive’s employment upon death or Disability (as defined in the Severance Agreements) of the executive, the executive (or the executive’s estate or beneficiaries) is entitled to receive the Accrued Amounts and a pro-rata portion of the annual bonus, if any, the executive would have earned for the year in which termination occurs.
The payments and benefits provided under the Severance Agreements in connection with a Change in Control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). These payments and benefits may also subject the executive to an excise tax under Section 4999 of the Code. If the payments or benefits payable to an executive in connection with a Change in Control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a greater net after-tax benefit to the executive.
For purposes of the Severance Agreements, “Cause” means (as determined by the Board in their discretion exercised in good faith):
•	any material breach by the executive of any agreement between the executive and the Company;
•	the conviction of, indictment for or plea of nolo contendere by the executive to a felony or a crime involving moral turpitude; or
•	any material misconduct or willful and deliberate nonperformance (other than by reason of the executive’s Disability) by the executive of the executive’s duties to the Company.
For purposes of the Severance Agreements, “Good Reason” means the occurrence of any of the following in each case during the term of employment without the executive’s written consent, which circumstances are not remedied by the Company within 30 days of its receipt of a written notice from the executive describing the applicable circumstances (which notice must be provided by the executive within 90 days of the executive’s knowledge of the applicable circumstances):
•	a material, adverse change in the executive’s duties, responsibilities, authority, title or reporting structure;
•	a material reduction in the executive’s base salary or bonus opportunity; or
•	a geographical relocation of the executive’s principal office location by more than 50 miles.
For purposes of the Severance Agreements, a “Change in Control” shall be deemed to have occurred upon the occurrence of any one of the following events:
•	the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity;
•
a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction;

•
any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

•	the sale of all of the stock of the Company to an unrelated person, entity or group thereof acting in concert; or
•
any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

Kamran Alam Offer Letter
In September 2019, the Company entered into an offer letter with Kamran Alam as the Company’s Senior Vice President, Finance. Mr. Alam’s offer letter provides for “at will” employment. Pursuant to the terms of his offer letter, Mr. Alam is entitled to receive an annual base salary of $300,000 per year and a target bonus of 35% of such salary. Mr. Alam’s offer letter also includes a signing bonus, comprised of $80,000 paid upon commencement of employment, and $50,000 payable concurrently with the Company’s regular bonus payouts to employees in the first quarter of 2020. In the event that Mr. Alam leaves the Company prior to the first anniversary of his start date, Mr. Alam must reimburse the Company for the signing bonus within 30 days of his termination of employment.
Equity Incentive Awards
Outstanding Equity Awards at Fiscal Year-End
The following table provides information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2019.
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Gaurav D. Shah, M.D.	127,077	25,293(1)	1.69	4/12/27
	230,420	164,580(1)	18.75	3/29/28
	—	315,700(1)	14.56	1/28/29
Kinnari Patel, Pharm.D., M.B.A.	55,869	—(1)	1.21	4/18/26
	31,845	6,247(1)	1.69	4/12/27
	102,085	72,915(1)	18.75	3/29/28
	—	180,000(1)	14.56	1/28/29
	—	50,000(1)	10.85	9/2/29
Kamran Alam	—	200,000(1)	14.25	11/4/29
(1)
These stock options have a grant date that is ten years prior to the expiration date. Such awards vest 33% on the first anniversary of the date of grant with the remaining portion subject to equal quarterly vesting over the following two years.

DIRECTOR COMPENSATION
Non-Employee Director Compensation Policy
The purpose of the Company’s non-employee director compensation policy is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high-caliber directors who are not employees or officers of the Company. The fees paid to non-employee directors, other than our chairman, for service on the Board and for service on each committee of the Board on which the director is a member are as follows:
Annual Retainer
Board of Directors:
All non-employee members, except chairman	$35,000
Audit Committee:
Members	$7,500
Chairman	$15,000
Compensation Committee:
Members	$5,000
Chairman	$10,000
Nominating and Corporate Governance Committee:
Members	$4,000
Chairman	$8,000
We also reimburse our non-employee directors for reasonable travel and out of pocket expenses incurred in connection with attending our Board and committee meetings. The chairperson of the Board does not receive any cash compensation and instead is compensated for service on the Board entirely in the form of equity.
In addition, each new non-employee director upon his/her election to the Board receives a one-time option grant to purchase shares of the Company’s common stock in such amount and on such terms as authorized by the Board, or by a committee appointed by the Board, subject to periodic review. Following completion of the Reverse Merger, based on a competitive market review of peer companies performed by our prior compensation consultant, F.W. Cook, and our compensation philosophy, the Board authorized (i) to each non-employee director excluding the chairperson, a one-time option grant to purchase 40,000 shares of the Company’s common stock, and, to the chairperson, a one-time option grant to purchase 47,000 shares of the Company’s common stock. In January of 2019, each non-employee director received an annual option grant to purchase shares of common stock and, beginning in 2020, each non-employee director serving on the Board immediately following the Company’s annual meeting of stockholders will receive an annual option grant on the date of each annual meeting of stockholders in such amount and on such terms as authorized by the Board, or by a committee appointed by the Board, subject to periodic review.
All of the foregoing option grants will have an exercise price equal to the fair market value of a share of common stock on the date of grant.

2019 Director Compensation Table
The following table presents the total compensation for each person who served as a member of our Board during 2019. Other than as set forth in the table, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board in 2019. Gaurav D. Shah, M.D., our President and Chief Executive Officer, received no compensation for his service as a director during 2019, and, consequently, is not included in this table. The compensation received by Dr. Shah as an employee during 2019 is presented in the “2019 Summary Compensation Table” earlier in this proxy statement.
Director name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	All Other Compensation ($)	Total $
Carsten Boess	55,000	282,045	—	337,045
Pedro Granadillo	56,500	282,045	—	338,545
Gotham Makker, M.D.	43,867(2)	282,045	—	325,912
David Southwell	35,000	282,045	—	317,045
Naveen Yalamanchi, M.D.	48,000	282,045	(3)	330,045
Roderick Wong, M.D.(4)	—	380,761	—	380,761
(1)
Amounts represent the aggregate grant-date fair value of option awards granted to our directors in 2019, computed in accordance with FASB ASC Topic 718 excluding any estimates of forfeitures related to service-based vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 10 to our financial statements for the year ended December 31, 2019. These amounts do not correspond to the actual value that may be recognized by the directors upon vesting of the applicable awards. As of December 31, 2019, Rocket Board members held unexercised options to purchase the following number of shares: 27,425 shares for Mr. Wong; 25,270 shares for Mr. Makker, 23,335 shares for Mr. Granadillo, 43,585 shares for Mr. Boess, 23,335 shares for Mr. Yalamanchi and 214,209 shares for Mr. Southwell.

(2)	Dr. Makker elected to receive stock options in lieu of such cash compensation. As a result, Dr. Makker received 4,666 stock options with an exercise price of $14.56 per share.
(3)
Excludes $110,000 in fees paid in 2019 to Dr. Yalamanchi which was used to reimburse an unaffiliated consultancy for services including advice on Company corporate finance, business development, corporate development, human resources, and investor relations matters.

(4)	As chairperson of the Board, Dr. Wong is not entitled to receive any cash fees for his service.

TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures for Related Person Transactions
Other than compensation arrangements, we describe below the transactions, and series of similar transactions, since January 1, 2019, to which we were a party or will be a party, in which:
•	the amounts involved exceeded or exceeds $120,000; and
•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

We have adopted a written Related Person Transaction Policy, which requires that all related person transactions are reviewed and approved by our Audit Committee. This review covers any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, and a related person had or will have a direct or indirect material interest, including, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. A “related person” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons.
Certain Related-Person Transactions
Other than the compensation arrangements with directors and executive officers, which are described where required under “Executive Compensation—Executive Agreements; Termination and Change in Control Benefits” and “Director Compensation,” we have not been a party to any transaction since January 1, 2019 in which the amounts involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or director nominees or any holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons, had or will have a direct or indirect material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of April 20, 2020 for:
•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our capital stock;
•	our named executive officers;
•	each of our other directors; and
•	all executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. A person is deemed to be a beneficial holder of our common stock if that person has or shares voting power, which includes the power to vote or direct the voting of our common stock, or investment power, which includes the power to dispose of or to direct the disposition of such capital stock. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them.
The table lists applicable percentage ownership based on 55,157,035 shares of common stock outstanding as of April 20, 2020. Shares of common stock that may be acquired by an individual or group within 60 days of April 20, 2020, pursuant to the exercise of options, warrants or other rights, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.
Unless otherwise noted below, the address of each person listed on the table is c/o Rocket Pharmaceuticals, Inc., 350 Fifth Avenue, Suite 7530, New York, NY, 10118.
Name and address of beneficial owner	Number of Shares Beneficially Owned	Percent of Class
5% Stockholders
RTW Investments, LP(1) 412 West 15th Street, Floor 9 New York, NY 10011	17,282,324	31.3%
Tang Capital Partners, LP(2) 4747 Executive Drive, Suite 510 San Diego, CA 92121	2,965,485	5.4%
Named executive officers and directors
David P. Southwell(3)	344,924	*
Kamran Alam	—	*
Carsten Boess(4)	79,140	*
Pedro Granadillo(5)	58,890	*
Gotham Makker, M.D.(6)	1,397,432	2.5%
Kinnari Patel, Pharm.D., MBA(7)	504,645	*
Gaurav Shah, M.D.(8)	1,576,147	2.9%
Roderick Wong, M.D.	17,282,324	31.3%
Naveen Yalamanchi, M.D.(9)	172,531	*
Elisabeth Björk, M.D., Ph.D.	—	*
All directors and executive officers as a group (11 persons)(10)	21,416,033	38.8%
*	Represents beneficial ownership of less than one percent.
(1)	Based on Schedule 13D/A, jointly filed by RTW Investments, LP (“RTW”) and Roderick Wong with the SEC on December 10, 2019. Roderick Wong is a control person of RTW and Chairman of the Board.
(2)
Based on Schedule 13G/A, jointly filed by Tang Capital Partners, LP, Tang Capital Management, LLC and Kevin C. Tang with the SEC on February 14, 2019. Tang Capital Partners, LP shares voting and dispositive power over such shares with Tang Capital Management, LLC and Kevin Tang. Mr. Tang disclaims beneficial ownership of all shares reported therein except to the extent of his pecuniary interest therein.

(3)	Consists of (i) 95,160 shares of common stock, and (ii) 249,764 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 20, 2020.
(4)	Consists of 79,140 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 20, 2020.
(5)	Consists of 58,890 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 20, 2020.
(6)
Consists of (i) 1,331,486 shares of common stock held by Simran Investment Group, and (ii) 65,946 shares of common stock issuable upon the exercise of options within 60 days after April 20, 2020. Dr. Makker exercises voting and dispositive control over the securities held by Simran Investment Group and is therefore deemed be the beneficial owner of securities owned or controlled by Simran Investment Group.

(7)
Consists of (i) 111,738 shares of common stock, (ii) 101,602 shares owned by Adaptive Technologies, LLC, a limited liability company that is owned and managed by Dr. Patel’s husband, (iii) 5,675 shares owned by Dr. Patel’s husband, and (iv) 285,630 shares of common stock issuable upon the exercise of stock options within 60 days after April 20, 2020.

(8)	Consists of (i) 1,028,897 shares of common stock and (ii) 547,250 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 20, 2020.
(9)
Consists of (i) 113,641 shares owned by the Naveen Yalamanchi Revocable Living Trust, February 9, 2016, of which Dr. Yalamanchi is the trustee and (ii) 58,890 shares of common stock issuable upon the exercise of options within 60 days of April 20, 2020. Dr. Yalamanchi has a pecuniary interest in RTW, but the beneficial ownership of Dr. Yalamanchi in the table above does not reflect such ownership. Dr. Yalamanchi has no voting or dispositive power over the shares held by RTW.

(10)
Includes only current directors and executive officers serving in such capacity on the date of the table. Consists of the shares and stock options held by Mr. Southwell, Mr. Boess, Mr. Granadillo, Dr. Makker, Dr. Shah, Dr. Wong, and Dr. Yalamanchi and shares and stock options held by current executive officers of the Company.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2019 with respect to shares of our common stock that may be issued under the Company’s equity compensation plans.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	9,763,541(2)	$5.96	4,125,598(3)
Equity compensation plans not approved by security holders	—	—	—
Total	9,763,541	$5.96	4,125,598
(1)
Consists of the 2004 Stock Option and Incentive Plan (the “2004 Plan”), the Second Amended and Restated 2014 Stock Option and Incentive Plan (the “2014 Plan”) and the 2014 Amended and Restated Employee Stock Purchase Plan (the “2014 ESPP”). No additional awards will be made under the 2004 Plan. The 2014 Plan provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2014 Plan on January 1 of each year. The number of shares added each year will be equal to 4% of the outstanding shares on the immediately preceding December 31. The 2014 ESPP provides on January 1, 2016 and each January 1 thereafter, the number of shares of common stock approved, reserved and available for issuance under the 2014 ESPP shall be cumulatively increased by the lesser of (i) 600,000 shares of common stock or (ii) such number of shares as is necessary to set the number of unissued shares under the plan at 1% of the Company’s outstanding common stock as of January 1 of the applicable year; provided that the Board may act prior to the first day of any fiscal year to provide that there will be no January 1 increase in the share reserve for such fiscal year or that the increase in the share reserve for such fiscal year will be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding clause.

(2)	Consists of shares underlying outstanding options under the 2004 Plan and the 2014 Plan.
(3)
Consists of shares available under the 2014 Plan and the 2014 ESPP. This does not include 2,190,922 shares added to the 2014 Plan and 0 shares added to the 2014 ESPP pursuant to their terms on January 1, 2020.

STOCKHOLDER PROPOSALS AND NOMINATIONS
Stockholder proposals and nominations should be addressed to our Secretary, c/o Rocket Pharmaceuticals, Inc., 350 Fifth Avenue, Suite 7530, New York, NY 10118.
The required notice must be in writing and received by our corporate secretary at our principal executive offices not later than the close of business on the ninetieth (90th ) day nor earlier than the close of business on the one hundred twentieth (120th ) day prior to the one-year anniversary of the preceding year’s annual meeting. However, in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, a stockholder’s notice must be received by our corporate secretary not later than the close of business on the later of the ninetieth (90th ) day prior to the scheduled date of such annual meeting or the tenth (10th ) day following the day on which public announcement of the date of such meeting is first made. Accordingly, for stockholder proposals or nominations to be brought before the 2021 annual meeting of stockholders, the required notice must be received by our corporate secretary at the address set forth above no earlier than February 16, 2021, and no later than March 18, 2021. Proposals and nominations not received within this time frame will be considered untimely.
Any stockholder proposal submitted pursuant to Rule 14a-8 of the Exchange Act to be included in the proxy statement for the next annual meeting of our stockholders must satisfy the SEC’s regulations under Rule 14a-8 of the Exchange Act, and be received no later than January 1, 2020. Under Rule 14a-8, we are not required to include such stockholder proposals in our proxy materials unless this condition is satisfied. Accordingly, any notice of such stockholder proposals received after this date will be considered untimely. If the date of the annual meeting is moved by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. In the event of such a change to the annual meeting date, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any such stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Exchange Act.
OTHER MATTERS
As of the time of preparation of this proxy statement, neither the Board nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the Annual Meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.
AVAILABILITY OF CERTAIN DOCUMENTS
Accompanying this proxy statement and posted on the investor relations portion of our website at www.rocketpharma.com with this proxy statement, is our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. We will also mail without charge, upon written request, a copy of that Annual Report excluding exhibits. Requests can be made by email by emailing info@rocketpharma.com, or by a written request addressed to our Secretary, c/o Rocket Pharmaceuticals, Inc., 350 Fifth Avenue, Suite 7530, New York, NY 10118.
Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker unless we have received contrary instructions from one or more of the stockholders. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the Notice of Internet Availability or the proxy materials, as applicable, to such stockholders if you make a written or oral request to our corporate secretary at the address above, or by calling (646) 440-9100.
If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the Notice of Internet Availability or the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

ROCKET PHARMACEUTICALS, INC.
350 FIFTH AVE, SUITE 7530
NEW YORK, NY 10118

VOTE BY INTERNET
Before The Annual Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Annual Meeting - Go to **www.virtualshareholdermeeting.com/RCKT2020**

You may attend the Annual Meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D12864-P39256 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROCKET PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR ALL the following directors:

1. Election of Directors

Nominees:	For	Withhold
1a. Roderick Wong	☐	☐
1b. Carsten Boess	☐	☐
1c. Pedro Granadillo	☐	☐
1d. Gotham Makker	☐	☐
1e. Gaurav Shah	☐	☐
1f. David P. Southwell	☐	☐
1g. Naveen Yalamanchi	☐	☐
1h. Elisabeth Björk	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

The Board of Directors recommends you vote FOR proposal 2:	For	Against	Abstain
2. Ratification of the appointment of EisnerAmper LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 3:	For	Against	Abstain
3. Stockholder proposal to amend the Company's articles of incorporation and/or by-laws to provide that directors shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of stockholders in uncontested elections.	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D12865-P39256

ROCKET PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
June 16, 2020 9:00 a.m., Eastern Time
This proxy is solicited by the Board of Directors

The undersigned appoints Gaurav Shah and Kamran Alam, or either of them, as Proxy holders, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Rocket Pharmaceuticals, Inc. (the "Company"), to be held on June 16, 2020, at 9:00 a.m., Eastern Time, virtually via the Internet at www.virtualshareholdermeeting.com/RCKT2020 , and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the shares of common stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such Annual Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein. **If no such direction is made, this Proxy will be voted in accordance with the Board of Directors' recommendations, which are set forth on the reverse side hereof.**

The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holders on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side